UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2018, the Board of Directors of Second Sight Medical Products, Inc. (the “Company”) granted options to purchase 150,000 shares of the Company’s common stock to Thomas B. Miller, its Chief Financial Officer. These options have (i) a term of 10 years, (ii) fully vest and are exercisable on January 19, 2019 (the “Vesting Date”), and have (iii) an exercise price of $1.83 per share, which was the closing price of the Company’s shares as reported by Nasdaq on the date of grant. The validity of these options hinge on Mr. Miller’s continued employment with the Company or, upon leaving that employment, his remaining available on a consultant basis to assist when requested in an executive transition and related financial or operational matters through the Vesting Date. Mr. Miller’s previously granted options (“Prior Options”) may continue to vest according to their terms of grant through the Vesting Date, provided that Mr. Miller is either still employed by or remains a consultant to the Company as of that date and provided that all other terms and conditions applicable to the Prior Options remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.

 /s/ WILL MCGUIRE

By: Will McGuire

Chief Executive Officer